UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Rice Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

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On August 17, 2021, Rice Acquisition Corp. issued the following press release:

Rice Acquisition Corp. Announces Special Meeting of Stockholders to

Approve Business Combination with Aria Energy and Archaea Energy

Stockholder Vote Scheduled for September 9, 2021

Carnegie, PA, August 17, 2021 – Rice Acquisition Corp. (NYSE: RICE) (“RAC”), a special purpose acquisition company focused on the energy transition sector, today announced that it will hold a special meeting of stockholders (the “Special Meeting”) to, among other things, allow its stockholders to approve the proposed business combination (the “Business Combination”) with Aria Energy LLC (“Aria”) and Archaea Energy LLC (“Archaea LLC”), which will create the industry-leading renewable natural gas (“RNG”) platform.

The Special Meeting is scheduled to be held on Thursday, September 9, 2021 at 10:00 a.m., Eastern Time, and will be conducted completely virtually via live webcast. Holders of record of RAC’s common stock at the close of business on the record date of July 29, 2021 may vote at the Special Meeting.

Upon the closing of the Business Combination, the combined company will be named Archaea Energy Inc. (the “Combined Company”). The parties expect that the Combined Company’s Class A common stock and warrants will be listed on the New York Stock Exchange under the ticker symbol “LFG” and “LFG WS,” respectively.

RAC stockholders who need assistance voting or have questions regarding the Special Meeting may contact RAC’s proxy solicitor, D.F. King & Co., Inc., by telephone at (212) 269-5550 (for banks and brokers) or (866) 864-7964 (all others) or by email at RICE@dfking.com.

About Rice Acquisition Corp.

Rice Acquisition Corp. is led by former executives of Rice Energy and EQT, the largest natural gas producer in the U.S. We intend to leverage our expertise building industry-leading energy production companies to develop the world’s clean energy supply.

About Aria Energy LLC

Aria Energy LLC and its subsidiaries provide baseload renewable energy to utilities and other customers across the U.S. Aria is a market leader in the North American landfill gas-to-renewable energy sector, having developed or constructed more than 50 projects over the last 30 years. Aria owns and/or operates a diversified portfolio of 25 energy projects across 13 states, collectively representing 24,880 MMBtu/day of RNG and 115.7 MW of electric capacity. Aria produces and supplies approximately 38 million gallons of RNG annually to fueling stations across the United States. Aria is led by seasoned industry veterans and has over 90 highly skilled operating personnel across the U.S. with a strong safety and environmental track record.

About Archaea Energy LLC

Archaea Energy LLC is an emerging leader in developing renewable natural gas from high-carbon emission processes and industries by capturing recurring emissions from food waste, wastewater, agricultural waste and landfill gas. Archaea LLC builds, operates and manages RNG projects throughout the entire energy life cycle and offers off-take partners the opportunity to purchase RNG from its portfolio of projects under long-term agreements. Archaea LLC delivers pipeline-quality RNG from coast to coast using existing natural gas infrastructure.

Investor Relations

Kyle Derham

kyle@riceinvestmentgroup.com

Media Relations

Montieth M. Illingworth

montieth@montiethco.com

Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “might,” “will,” “would,” “could,” “should,” “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions, although not all forward looking statements contain such identifying words. All statements other than historical facts are forward looking statements. Such statements include, but are not limited to, statements concerning the Business Combination and earnings, performance, strategies, prospects and other aspects of the businesses of RAC, Aria, Archaea LLC and the Combined Company. Forward looking statements are based on current expectations, estimates, projections, targets, opinions and/or beliefs of RAC, Aria and/or Archaea LLC, and such statements involve known and unknown risks, uncertainties and other factors.

The risks and uncertainties that could cause those actual results to differ materially from those expressed or implied by these forward looking statements include, but are not limited to: (a) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed Business Combination and any transactions contemplated thereby; (b) the ability to complete the transactions contemplated by the proposed Business Combination due to the failure to obtain approval of the stockholders of RAC or other conditions to closing of the proposed Business Combination; (c) the ability to meet the New York Stock Exchange's listing standards following the consummation of the transactions contemplated by the proposed Business Combination; (d) the risk that the proposed transactions disrupt current plans and operations of Aria, Archaea LLC or their subsidiaries as a result of the announcement and consummation of the proposed Business Combination; (e) the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, the ability of the Combined Company to grow and manage growth profitably and retain its management and key employees; (f) costs related to the proposed Business Combination and related transactions; (g) the possibility that Aria, Archaea LLC or the Combined Company may be adversely affected by other economic, business and/or competitive factors; (h) the Combined Company’s ability to develop and operate new projects; (i) the reduction or elimination of government economic incentives to the renewable energy market; (j) delays in acquisition, financing, construction and development of new projects; (k) the length of development cycles for new projects, including the design and construction processes for the Combined Company’s projects; (l) the Combined Company’s ability to identify suitable locations for new projects; (m) the Combined Company’s dependence on landfill operators; (n) existing regulations and changes to regulations and policies that effect the Combined Company’s operations; (o) decline in public acceptance and support of renewable energy development and projects; (p) demand for renewable energy not being sustained; (q) impacts of climate change, changing weather patterns and conditions, and natural disasters; (r) the ability to secure necessary governmental and regulatory approvals; and (s) other risks and uncertainties indicated in RAC’s definitive proxy statement relating to the Business Combinations, which was filed with the Securities and Exchange Commission (the “SEC”) on August 12, 2021 (the “definitive proxy statement”), including those under "Risk Factors" therein, and other documents filed or to be filed with the SEC by RAC.

The foregoing list of factors is not exclusive. You should not place undue reliance upon any forward looking statements, which speak only as of the date made. RAC, Aria, Archaea LLC and the Combined Company do not undertake or accept any obligation or undertaking to update or revise the forward looking statements set forth herein, whether as a result of new information, future events or otherwise, except as may be required by law.

Important Information about the Business Combination and Where to Find It

In connection with the proposed Business Combination, RAC filed the definitive proxy statement with the SEC on August 12, 2021. This press release does not contain all the information that should be considered concerning the proposed Business Combination, and it is not intended to provide the basis for any investment decision or any other decision regarding the proposed Business Combination. RAC’s stockholders and other interested persons are advised to read the definitive proxy statement, and any amendments or supplements thereto, and any other relevant documents that are filed or furnished or will be filed or will be furnished with the SEC carefully and in their entirety in connection with RAC’s solicitation of proxies for the Special Meeting, as these materials contain important information about the Combined Company, RAC, Aria, Archaea LLC and the proposed Business Combination. The definitive proxy statement is being mailed to the stockholders of RAC as of July 29, 2021, which is the record date for voting on the proposed Business Combination. Stockholders may also obtain copies of the definitive proxy statement on the SEC’s website at http://www.sec.gov.

Participants in the Solicitation

RAC, Aria and Archaea LLC and their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies of RAC’s stockholders in connection with the proposed Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of RAC’s stockholders in connection with the proposed Business Combination, including their names and a description of their interests in the proposed combination, is set forth in the definitive proxy statement.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.

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